UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2012

Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders on May 7, 2012. At the meeting, our shareholders elected directors and ratified the selection of our independent registered public accounting firm.

The following individuals were elected as our directors to serve until our next annual meeting by the votes set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
Richard B. Handler	114,801,859	4,528,766	29,512,440
Brian P. Friedman	115,319,083	4,011,542	29,512,440
W. Patrick Campbell	112,821,251	6,509,374	29,512,440
Ian M. Cumming	105,003,011	14,327,614	29,512,440
Richard G. Dooley	112,395,470	6,935,155	29,512,440
Robert E. Joyal	102,156,883	17,173,742	29,512,440
Michael T. O’Kane	115,466,451	3,864,174	29,512,440
Joseph S. Steinberg	90,544,808	28,785,817	29,512,440

The ratification of Deloitte & Touche LLP as our independent registered public accounting firm was approved by the votes set forth below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
147,751,636	1,037,591	53,838	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.

Date: May 10, 2012	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary